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                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE                               BANK CONTACT: PAUL A. MILLER
                                                                  (978) 725-7555





                                 LSB CORPORATION
                    DECLARES 8.33% INCREASE IN CASH DIVIDEND
                              DIVIDEND YIELD 3.10%





NORTH ANDOVER, Mass. -- (BUSINESS WIRE) -- January 23, 2004, LSB Corporation, (NASDAQ - LSBX), today announced the Board of Directors of LSB Corporation declared a dividend to shareholders on January 22, 2004. The Board voted to pay a cash dividend of $0.13 per share on its outstanding shares of common stock payable on February 19, 2004 to shareholders of record at the close of business on February 5, 2004. This represents an increase of 8.33% in the cash dividend and a 3.10% dividend yield based on the stock price at the close of business on January 22, 2004.

LSB Corporation is the parent holding company of its wholly-owned subsidiary Lawrence Savings Bank located in North Andover, Massachusetts, an Equal Housing Lender and Member, FDIC/Depositors Insurance Fund.









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